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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of Ness Technologies, Inc. of our report dated March 28, 2003 relating to the financial statements of Apar Holding Corp. and its subsidiaries, which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania
September 21, 2004

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  Exhibit 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS